VALLEY FIRST COMMUNITY BANK

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On June __, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         The undersigned shareholder of VALLEY FIRST COMMUNITY BANK hereby appoints GARY W. HICKEL and MICHAEL J. DEVINE, or either of them, to represent the undersigned at the annual meeting of the shareholders of VALLEY FIRST COMMUNITY BANK to be held on JUNE __, 2000, at 9:00 a.m. (local time), at Valley First Community Bank, 7501 East McCormick Parkway, North Court, Suite 105N, Scottsdale, Arizona 85258-3495, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

         When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

         1. Proposal to approve and adopt the Plan of Share Exchange, dated as of May 31, 2000, between and among SUN COMMUNITY BANCORP LIMITED and the shareholders of VALLEY FIRST COMMUNITY BANK to exchange the shares of common stock of VALLEY FIRST COMMUNITY BANK not now held by SUN COMMUNITY BANCORP LIMITED for shares of common stock of SUN COMMUNITY BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, VALLEY FIRST COMMUNITY BANK will be a wholly owned subsidiary of SUN COMMUNITY BANCORP LIMITED.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN
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         2. Election of Directors:

Number of votes entitled to cast for directors (equal number of shares multiplied by 12):________

CHOOSE A OR B

A      ________     Vote for twelve of the nominees listed, in such manner in
                    accordance with cumulative voting as will assure the election of twelve of the listed nominees, with the number of votes to be allocated among twelve nominees to be determined by the proxy holders.

B      ________     Distribute my votes among the nominees for director only as indicated. (Print a number in the blank opposite the name of each nominee for whom you wish the proxy to vote in order to specify the number of votes to be cast for each nominee; the sum of all votes must be equal to the number of shares multiplied by twelve. You are entitled to vote for twelve
                    (12) nominees.)

                    ________ John S. Lewis         ________ W. Craig Berger
                    ________ Donald J. Mahoney     ________ Michael J. Devine
                    ________ Patricia B. Ternes    ________ Randy W. Fitzpatrick
                    ________ Marilyn D. Cummings   ________ Patrick J. Harris
                    ________ Gary W. Hickel        ________ Michael L. Kasten
                    ________ Gordon D. Murphy      ________ Harry Rosenzweig

         3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR ITEM A FOR PROPOSAL 2.

Dated: JUNE ________, 2000

                                           ------------------------------------
                                             Number of Shares of Common Stock

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                                           Signature (and title if applicable)

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                                               Signature (if held jointly)

                                           Please sign your name exactly as it
                                           appears on your stock certificate.
                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by the President or
                                           other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.